Exhibit 10.1.e

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE
GREAT PLAINS ENERGY INCORPORATED
LONG-TERM INCENTIVE PLAN
EFFECTIVE MAY 7, 2002 (THE PLAN)

        Agreement dated as of February 7, 2006, and entered into, in duplicate by and between GREAT PLAINS ENERGY INCORPORATED (the Company) and ____________ (the Grantee).

       WHEREAS, all capitalized terms used herein shall have the respective meanings set forth in the Plan; and

       WHEREAS, the Grantee is employed by the Company or one of its subsidiaries in a key capacity, and the Company desires to (i) encourage the Grantee to acquire a proprietary and vested long-term interest in the growth and performance of the Company, (ii) provide the Grantee with the incentive to enhance the value of the Company for the benefit of its customers and shareholders, and (iii) encourage the Grantee to remain in the employ of the Company as one of the key employees upon whom the Company's success depends;

       NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
1.

Restricted Stock Award. The Company hereby grants to the Grantee _______ shares of the Company's common stock (Restricted Stock) subject to the restrictions provided herein (Award). During the period of time such shares are subject to such restrictions, the Grantee shall have all rights of a shareholder with respect to such shares with the exception of the receipt of dividends which shall be paid into a dividend reinvestment account subject to the same restrictions as the Restricted Stock.

2.	Terms and Conditions. It is understood and agreed upon that the grant of Restricted Stock is subject to the following terms and conditions:

a.

Restriction Period. The Restricted Stock granted hereunder may not be sold, transferred, pledged, hypothecated or otherwise transferred other than as set forth herein. The restrictions will terminate February 7, 2009 (Restriction Period).

	b.	In the event the Grantee leaves the employment of the Company before the end of the Restriction Period, the Restricted Stock is subject to forfeiture as set forth in the Plan.

	c.	Change of Control. In the event of a Change of Control as defined in the Plan, the Restricted Stock shall be deemed to have been fully earned and payable as set forth in the Plan.

3.

Shares. The shares will be held in book entry for the restricted period. The interest represented by the restricted stock may not be sold, transferred, pledged, hypothecated or otherwise transferred, except in accordance with the provisions of this Agreement.

4.

Payout of Award. Upon completion of the Restriction Period, all restrictions upon the Award will expire. A certificate representing the Award will be issued without any restrictions, and the shares will become non-forfeitable.

5.	Notices. Any notice hereunder to the Company shall be addressed to the Office of the Corporate Secretary.

GREAT PLAINS ENERGY INCORPORATED

By: ________________________________
Michael J. Chesser

___________________ ___________________ Grantee